Exhibit 99.1

April 25, 2018
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports First Quarter 2018 Revenue and Earnings
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift"), North America's largest truckload transportation company, today reported revenue and net income for the quarter ended March 31, 2018.

Key Financial Highlights

	Quarter Ended March 31, (1)
	2018	2017	Change
	(Dollars in thousands, except per share data)
Total revenue	$1,271,132	$271,182	368.7%
Revenue before fuel surcharge	$1,124,172	$244,980	358.9%
Operating income	$93,744	$22,638	314.1%
Non-GAAP: Adjusted Operating Income (2)	$104,088	$22,638	359.8%
Net income attributable to Knight-Swift	$70,364	$14,876	373.0%
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift (2)	$78,511	$14,876	427.8%
Earnings per diluted share	$0.39	$0.18	116.7%
Non-GAAP: Adjusted EPS (3)	$0.44	$0.18	144.4%
_________________

(1)
The reported results do not include the results of operations of Swift Transportation Company ("Swift") and its subsidiaries on and prior to the merger with Knight Transportation, Inc. ("Knight") on September 8, 2017 (the "2017 Merger") in accordance with the accounting treatment applicable to the transaction. The reported results do not include the results of operations of Abilene Motor Express, Inc. ("Abilene") and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

(2)	See GAAP to non-GAAP reconciliation in the schedules following this release.

(3)	Adjusted EPS is defined as GAAP earnings per diluted share adjusted for certain items identified in the GAAP to non-GAAP reconciliation schedules following this release.
The company previously announced a quarterly cash dividend of $0.06 per share to stockholders of record on March 1, 2018, which was paid on March 27, 2018.
Earnings per diluted share for the first quarter were $0.39. Included in the results for the first quarter is $10.3 million ($8.1 million after-tax) of amortization expense related to the intangible assets recorded in the 2017 Merger. Excluding this item, Adjusted EPS for the first quarter was $0.44. The effective tax rate for the first quarter decreased to 21.2% compared to 35.3% in the same quarter last year primarily as a result of the Tax Cuts and Jobs Act of 2017. Reported results include the results of Swift after the September 8, 2017 merger date; accordingly, comparisons to prior periods are not meaningful.

Dave Jackson, Chief Executive Officer, commented on the first quarter, "Our results for the first quarter were encouraging, reflecting further progress on synergy opportunities across our brands and continued strength in freight demand and pricing, a marked improvement over the difficult first quarter of last year. Freight demand was generally strong across our network on a better-than-seasonal basis throughout the quarter. At the same time, given tight unemployment and our uncompromising commitment to safety, we continue to face perhaps the most difficult driver-sourcing challenge we have seen, which is a headwind on our unseated truck count and utilization metrics. We expect this driver environment will persist, and as a result, sourcing and retaining drivers remains a top priority across our fleets. We are increasing our efforts and our investment in recruiting and retaining professional drivers for our asset-based businesses. Our average tractor counts in the first quarter were down 1.9% at Knight and 8.0% at Swift year-over-year, though on a sequential basis we achieved a slight increase in the Knight fleet, prior to acquisitions, and slowed the decline in the Swift fleet. We continue to focus on improving yield to support driver wages and improved profitability.
"Also, on March 16, we acquired Abilene Motor Express, a truckload carrier based in Richmond, Virginia. Abilene is a company that has historically run in the low 90's in terms of operating ratio with a revenue base of approximately $100.0 million per year. Abilene's trucking and logistics businesses are included under the respective Knight segments, though their results are only reported from the acquisition date forward. Similar to the approach we took with Barr-Nunn, we will maintain the brand and work with management to realize synergies. We are excited to have Abilene as part of our broader family of businesses."

Segment Financial Performance

Knight Transportation	Quarter Ended March 31,
	2018 (1)	2017	Change
	(Dollars in thousands)
Knight Trucking:
Revenue before fuel surcharge and intersegment transactions	$221,675	$192,460	15.2%
Operating income	$40,798	$20,260	101.4%
Operating ratio	84.0%	90.7%	(670	) bps
Non-GAAP: Adjusted Operating Ratio (2)	81.6%	89.5%	(790	) bps

Knight Logistics:
Revenue before intersegment transactions	$65,797	$52,520	25.3%
Operating income	$3,582	$2,378	50.6%
Operating ratio	94.7%	95.6%	(90	) bps
Non-GAAP: Adjusted Operating Ratio (2)	94.6%	95.5%	(90	) bps
_________________

(1)
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

(2)	See GAAP to non-GAAP reconciliation in the schedules following this release.

Knight Trucking Segment — During the first quarter of 2018, the Knight Trucking segment produced an Adjusted Operating Ratio of 81.6% compared to 89.5% for the same quarter last year, resulting in a 101.4% improvement in operating income. The strong freight market and tight capacity supported pricing and non-contract revenue opportunities throughout the quarter. Revenue before fuel surcharge and intersegment transactions, increased 15.2% driven by a 16.1% increase in our revenue per loaded mile before fuel surcharge, partially offset by a 1.9% decrease in the average tractor count compared to the prior year quarter. While the average tractor count was down year-over-year, we were able to achieve a small sequential increase during the quarter. The improvement in Adjusted Operating Ratio was primarily driven by the increase in revenue per loaded mile, partially offset by an increase in driver-related costs. We remain focused on developing our freight network, sourcing and retaining drivers and improving the productivity of our assets.

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Knight Logistics Segment — Our Knight Logistics segment consists of brokerage, intermodal, and other logistics services. During the first quarter of 2018, the Knight Logistics segment increased revenue before intersegment transactions by 25.3% and produced an Adjusted Operating Ratio of 94.6% compared to 95.5% for the same quarter last year, resulting in a 50.6% improvement in operating income. Brokerage revenue increased 25.2% in the first quarter of 2018 when compared to the same quarter last year, as revenue per load increased 28.4%, partially offset by a 2.5% decrease in load volume. Brokerage gross margin percentage for the quarter was up slightly year-over-year, as the revenue per load increase was largely offset by the increase in purchased transportation costs. We plan to continue to invest in our logistics service offerings, which we expect will continue to improve our return on capital compared with asset-based operations.

Swift Transportation	Quarter Ended March 31, 2018
	Swift Truckload	Swift Dedicated	Swift Refrigerated	Swift Intermodal
Revenue before fuel surcharge	$371,344	$135,306	$179,929	$88,471
Operating income	$34,809	$15,202	$9,442	$3,836
Operating ratio	91.9%	90.0%	95.3%	96.3%
Non-GAAP: Adjusted Operating Ratio (1)	90.6%	88.8%	94.8%	95.7%
_________________

(1)	See GAAP to non-GAAP reconciliation in the schedules following this release.

As noted above, as a result of the accounting treatment applicable to the merger, reported results only include the results of Swift after the September 8, 2017 merger date. Below, we will highlight the more significant factors influencing the results in the first quarter. We have experienced meaningful progress in each of these business units as we identify and execute on both synergy and operational opportunities and as we respond to the market environment. We believe the challenging driver market remains the biggest headwind faced by the Swift Truckload, Dedicated, and Refrigerated segments, which continues to pressure recruiting and driver wage expenses as well as average tractor count and utilization. This headwind, combined with the more stringent hiring criteria Swift began implementing in October 2017 in efforts to further improve operating costs, caused a sequential decrease in our average tractor count of 385 units, or 2.4%, in the Swift fleet during the first quarter. However, the decline in our driver count slowed late in the quarter and has begun to stabilize. Our focus continues to be on sourcing and retaining drivers and on improving yield, safety, efficiency, cost control and return on investment.
Swift Truckload Segment — As a result of the strong freight market, our average revenue per tractor increased 5.2% in our Swift Truckload segment compared to the same quarter of 2017, driven by a 10.0% increase in revenue per loaded mile before fuel surcharge, partially offset by a 4.3% decrease in utilization which was pressured by driver availability. Driver availability remained the primary constraint to revenue growth during the first quarter of 2018.
Swift Dedicated Segment — Average revenue per tractor was essentially flat for the quarter, as both utilization and rates were largely unchanged compared to the first quarter of 2017. While we have gained contractual rate increases on some business, these changes were offset by the loss of business with higher costs and rates, which produced an average rate for the period that is essentially unchanged while cost per mile decreased 3.0% year-over-year in the first quarter of 2018. We continue to manage the operating profitability of our fleets in a competitive market.
Swift Refrigerated Segment — Average revenue per tractor was flat as the 6.3% increase in revenue per loaded mile before fuel surcharge was offset by a 6.3% decrease in utilization year-over-year in the first quarter of 2018. The decline in utilization was driven by an 8.2% decrease in average length of haul and an increase in unseated trucks. The over-the-road portion of this segment, which accounts for roughly one fourth of its tractors, achieved a 12.0% increase in revenue per loaded mile before fuel surcharge and a 12.0% increase in average revenue per tractor as utilization was flat. We are focused on on attracting and retaining drivers and on ensuring appropriate returns for our refrigerated business.
Swift Intermodal Segment — We continue to achieve year-over-year improvement in this business, and the 95.7% Adjusted Operating Ratio is a historical best for a first quarter for this segment. These results were largely driven by our improved container turns and a 16.4% increase in revenue before fuel surcharge per container year-over-year in the first quarter of 2018. Load count increased 16.5% while average revenue per load was flat as our 4.5% increase in revenue per loaded mile before fuel surcharge was offset by a 3.6% decrease in average length of haul. We continue to focus on improving this business by right-sizing our cost infrastructure, increasing container turns and driving operational efficiencies.

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Consolidated Liquidity and Capital Resources

Liquidity and Capitalization — As of March 31, 2018, we had $710.9 million of unrestricted cash and available liquidity, $788.3 million face value of net debt and $5.3 billion of stockholders' equity. We note that our net debt has decreased $106.6 million since December 31, 2017 even while acquiring Abilene Motor Express during the quarter. We remain committed to reducing leverage and further strengthening our balance sheet which we believe will position the company for success in a changing environment and to be able to benefit from further opportunities for both organic and inorganic growth. Also, over the the last twelve months ended March 31, 2018, we returned $31.3 million to our stockholders in the form of quarterly dividends.

Equipment and Capital Expenditures — Gain on sale of revenue equipment was $7.1 million in the first quarter of 2018, compared to $0.8 million in the same quarter of 2017, which does not include the $4.2 million gain reported by Swift in the first quarter of 2017. Capital expenditures, net of disposal proceeds, were $7.0 million in the current quarter, while the average ages of the Knight and Swift tractor fleets were 2.8 years and 2.5 years, respectively. Managing our fleet size and age, and resulting capital investments in our asset-based businesses, will continue to be part of our strategy to maintain investment returns as much as possible through fluctuations in the supply-demand environment.
We expect that net capital expenditures will be in the range of $525 – $575 million in 2018, primarily representing replacements of existing tractors and trailers and little to no asset growth across our segments. As noted in the previous quarter, this range reflects a change in the composition of capital expenditure funding from Swift's historical practices. We plan to fund more purchases with cash and on-balance-sheet financing through our revolver and to use less off-balance-sheet leasing compared to Swift's past practice. While this may cause the reported cash expenditures to be significantly higher, the aggregate purchases of equipment and their related life cycles are not expected to change meaningfully.

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Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and service centers in the United States to serve customers throughout North America. In addition to operating the country's largest tractor fleet, Knight-Swift also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Conference Call
The company will hold a conference call on April 25, 2018, at 4:30 PM EDT, to further discuss its results of operations for the quarter ended March 31, 2018. The dial-in number for this conference call is 1-855-733-9163. Slides to accompany this call will be posted on the company's website and will be available to download prior to the scheduled conference time. To view the presentation, please visit http://investor.knight-swift.com/events, "First Quarter 2018 Conference Call Presentation."

Forward-Looking Statements
This press release contains statements that may constitute forward-looking statements, which are based on information currently available, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," ''focus," "outlook," "will," 'is," "could," "should," "may," or similar expressions, which speak only as of the date the statement was made. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of earnings, revenues, cash flows, dividends, capital expenditures, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services or developments; any statements regarding future economic conditions or performance; and any statements of belief and any statement of assumptions underlying any of the foregoing.  In this press release, such statements include, but are not limited to, statements concerning:

•	any projections of earnings, revenues, cash flows, dividends, capital expenditures, or other financial items,

•	any statement of plans, strategies, and objectives of management for future operations,

•	any statements concerning proposed acquisition plans, new services or developments,

•	any statements regarding future economic or industry conditions or performance, and

•	any statements of belief and any statements of assumptions underlying any of the foregoing.
Such forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Knight-Swift's Annual Report on Form 10-K for the year ended December 31, 2017, and various disclosures in our press releases, stockholder reports, and other filings with the SEC. The following factors, among others, could cause actual results to differ materially from those in forward-looking statements:

•	the ability of our infrastructure to support future growth, whether we grow organically or through potential acquisitions,

•	the future impact of the 2017 Merger, including achievement of anticipated synergies,

•	the flexibility of our model to adapt to market conditions,

•	our ability to recruit and retain qualified driving associates,

•	our ability to gain market share,

•	our ability and desire to expand our brokerage and intermodal operations,

•	future equipment prices, our equipment purchasing plans, and our equipment turnover (including expected tractor trade-ins),

•	our ability to sublease equipment to independent contractors,

•	the impact of pending legal proceedings,

•	the expected freight environment, including freight demand and volumes,

•	economic conditions, including future inflation and consumer spending,

•	our ability to obtain favorable pricing terms from vendors and suppliers,

•	expected liquidity and methods for achieving sufficient liquidity,

•	future fuel prices,

•	future expenses and our ability to control costs,

•	future third-party service provider relationships and availability,

•	future contracted pay rates with independent contractors and compensation arrangements with driving associates,

•	our expected need or desire to incur indebtedness,

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•	expected sources of liquidity for capital expenditures and allocation of capital,

•	expected capital expenditures,

•	future mix of owned versus leased revenue equipment,

•	future asset utilization,

•	future capital requirements,

•	future return on capital,

•	future tax rates,

•	our intention to pay dividends in the future,

•	future trucking industry capacity,

•	future rates,

•	future depreciation and amortization,

•	expected tractor and trailer fleet age,

•	political conditions and regulations, including future changes thereto,

•	future purchased transportation expense, and

•	others.

Investor Relations Contact Information
David A. Jackson, President and Chief Executive Officer, or Adam W. Miller, Chief Financial Officer: (602) 606-6349

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Financial Statements

Condensed Consolidated Income Statements (Unaudited) (1)

	Quarter Ended March 31,
	2018	2017
	(In thousands, except per share data)
Revenue:
Revenue before fuel surcharge	$1,124,172	$244,980
Fuel surcharge	146,960	26,202
Total revenue	1,271,132	271,182
Operating expenses:
Salaries, wages, and benefits	361,673	82,510
Fuel	144,816	35,232
Operations and maintenance	85,020	20,653
Insurance and claims	59,148	8,571
Operating taxes and licenses	23,150	4,431
Communications	5,292	1,186
Depreciation and amortization of property and equipment	93,863	29,557
Amortization of intangibles	10,509	125
Rental expense	52,875	1,323
Purchased transportation	324,283	58,625
Miscellaneous operating expenses	16,759	6,331
Total operating expenses	1,177,388	248,544
Operating income	93,744	22,638
Interest income	572	58
Interest expense	(6,764)	(82)
Other (expense) income, net	2,155	722
Total other (expense) income	(4,037)	698
Income before income taxes	89,707	23,336
Income tax expense	18,975	8,230
Net income	70,732	15,106
Net income attributable to noncontrolling interest	(368)	(230)
Net income attributable to Knight-Swift	$70,364	$14,876

Earnings per share:
Basic	$0.39	$0.19
Diluted	$0.39	$0.18

Dividends declared per share:	$0.06	$0.06

Weighted average shares outstanding:
Basic	178,160	80,310
Diluted	179,241	81,255
_________________

(1)
The reported results do not include the results of operations of Swift and its subsidiaries on and prior to the merger with Knight on September 8, 2017 in accordance with the accounting treatment applicable to the transaction. The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

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Condensed Consolidated Balance Sheets (Unaudited) (1)

	March 31, 2018	December 31, 2017
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$79,184	$76,649
Cash and cash equivalents — restricted	55,616	73,657
Restricted investments, held to maturity, amortized cost	22,281	22,232
Trade receivables, net of allowance for doubtful accounts of $14,723 and $14,829, respectively	589,983	574,265
Equipment sales receivables	1,197	8,925
Notes receivable, net	4,059	4,742
Prepaid expenses	62,212	58,525
Assets held for sale	30,444	25,153
Income tax receivable	26,841	55,114
Other current assets	23,684	23,945
Total current assets	895,501	923,207
Property and equipment, net	2,345,863	2,384,221
Notes receivable, long-term	11,496	11,060
Goodwill	2,910,101	2,887,867
Intangible assets, net	1,453,395	1,440,903
Other long-term assets, restricted cash, and investments	39,730	36,184
Total assets	$7,656,086	$7,683,442

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$112,308	$119,867
Accrued payroll and purchased transportation	117,002	107,017
Accrued liabilities	187,859	186,076
Claims accruals – current portion	154,190	147,285
Long-term debt – current portion	441	30
Capital lease obligations – current portion	46,279	48,972
Dividend payable – current portion	277	303
Total current liabilities	618,356	609,550
Revolving line of credit	55,000	125,000
Long-term debt – less current portion	364,411	364,771
Capital lease obligations – less current portion	120,747	127,132
Accounts receivable securitization	280,000	305,000
Claims accruals – less current portion	212,804	206,144
Deferred tax liabilities	671,111	679,077
Long-term dividend payable and other long-term liabilities	24,465	26,398
Total liabilities	2,346,894	2,443,072
Stockholders’ equity:
Common stock	1,783	1,780
Additional paid-in capital	4,225,661	4,219,214
Retained earnings	1,079,543	1,016,738
Total Knight-Swift stockholders' equity	5,306,987	5,237,732
Noncontrolling interest	2,205	2,638
Total stockholders’ equity	5,309,192	5,240,370
Total liabilities and stockholders’ equity	$7,656,086	$7,683,442
_________________

(1)	The reported balances include the balances of Abilene Motor Express as of March 31, 2018.

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Condensed Consolidated Statements of Cash Flows (Unaudited) (1)(2)

	Quarter Ended March 31,
	2018	2017
	(In thousands)
Cash flows from operating activities:
Net income	$70,732	$15,106
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment, and intangibles	104,372	29,682
Amortization of debt issuance costs and other	163	—
Gain on sale of equipment	(7,096)	(807)
Deferred income taxes	(10,323)	2,909
Reduction of allowance for doubtful accounts and notes receivable	(1,691)	(61)
Stock-based compensation expense	1,989	1,419
Income from investment in Transportation Resource Partners	(813)	(776)
Transportation Resource Partners impairment	—	53
Increase (decrease) in cash resulting from changes in:
Trade and equipment sales receivables	22,285	14,600
Other current assets	747	(15)
Prepaid expenses	(2,324)	(995)
Income tax receivable	28,273	6,143
Other long-term assets	(1,413)	64
Accounts payable	(12,182)	(3,841)
Accrued liabilities and claims accrual	16,145	2,003
Net cash provided by operating activities	208,864	65,484
Cash flows from investing activities:
Proceeds from maturities of held-to-maturity investments	5,532	—
Purchases of held-to-maturity investments	(5,422)	—
Proceeds from sale of property and equipment, including assets held for sale	49,423	5,442
Purchases of property and equipment	(56,466)	(17,017)
Proceeds from notes receivable	1,372	641
Expenditures on assets held for sale	(6,474)	—
Payments received on equipment sale receivables	220	—
Return of investment from Transportation Resource Partners	2,733	—
Cash proceeds from Transportation Resource Partners	—	(5,315)
Investment in Abilene, net of cash acquired	(101,569)	—
Net cash used in investing activities	(110,651)	(5,619)

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Condensed Consolidated Statements of Cash Flows (Unaudited) — Continued (1)(2)

	Quarter Ended March 31,
	2018	2017
	(In thousands)
Cash flows from financing activities:
Repayment of long-term debt and capital leases	(9,084)	—
Repayments on old line of credit, net	—	(18,000)
Repayments on new line of credit, net	(70,000)	—
Repayment of accounts receivable securitization	(25,000)	—
Proceeds from common stock issued	4,461	2,094
Share withholding for taxes due on equity awards	(2,118)	(1,603)
Dividends paid	(10,983)	(5,091)
Cash distribution to noncontrolling interest holder	(801)	(488)
Net cash used in financing activities	(113,525)	(23,088)
Net (decrease) increase in cash, restricted cash, and equivalents	(15,312)	36,777
Cash, restricted cash, and equivalents at beginning of period	151,733	9,406
Cash, restricted cash, and equivalents at end of period	$136,421	$46,183
_________________

(1)
The reported results do not include the results of operations of Swift and its subsidiaries on and prior to the merger with Knight on September 8, 2017 in accordance with the accounting treatment applicable to the transaction. The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

(2)
During the first quarter of 2018, the Company adopted the amendments in the Financial Accounting Standards Board's Accounting Standards Updates ("ASU") pertaining to Topic 230 "Statement of Cash Flows" as follows: ASU 2016-18 "Restricted Cash" and ASU 2016-15 "Classification of Certain Cash Receipts and Cash Payments," which required retrospective adjustment/reclassification of the Company's first quarter 2017 statement of cash flows line items to align with the current period presentation. In accordance with the amendments in ASU 2016-18, restricted cash is included in the reconciliation of cash balances at the bottom of the statement of cash flows, and excluded from investing activities. The first quarter 2017 statement of cash flows reflects this change for both periods presented. As allowed by the amendments in ASU 2016-15, the Company adopted the "Nature of Distribution" approach to classifying cash flows from its equity method investments in Transportation Resource Partners. However, retrospectively applying this approach did not change the presentation of the first quarter 2017 statement of cash flows.

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Segment Operating Statistics (Unaudited)

	Quarter Ended March 31,
	2018	2017	Change
Knight Trucking (4)
Average revenue per tractor (1)	$48,348	$41,177	17.4%
Non-paid empty miles percentage	13.1%	12.6%	50	bps
Average length of haul (miles)	493	497	(0.8%)
Average tractors	4,585	4,674	(1.9%)
Average trailers	12,816	12,444	3.0%

Knight Logistics (4)
Revenue per load – Brokerage only (2)	$1,572	$1,224	28.4%
Gross margin – Brokerage only	14.5%	14.2%	30	bps

Swift Truckload
Average revenue per tractor (3)	$45,176	$42,935	5.2%
Non-paid empty miles percentage	12.5%	11.6%	90	bps
Average length of haul (miles)	590	605	(2.5%)
Average tractors	8,220	10,006	(17.8%)
Average trailers	33,219	36,005	(7.7%)

Swift Dedicated
Average revenue per tractor (3)	$44,538	$44,510	0.1%
Non-paid empty miles percentage	18.2%	18.7%	(50	bps)
Average length of haul (miles)	188	191	(1.6%)
Average tractors	3,038	3,074	(1.2%)
Average trailers	15,263	14,767	3.4%

Swift Refrigerated
Average revenue per tractor (3)	$47,263	$47,447	(0.4%)
Non-paid empty miles percentage	7.2%	7.4%	(20	bps)
Average length of haul (miles)	390	425	(8.2%)
Average tractors	3,807	3,411	11.6%
Average trailers	4,038	4,497	(10.2%)

Swift Intermodal
Average revenue per load (3)	$1,867	$1,871	(0.2%)
Load count	47,376	40,666	16.5%
Average tractors	580	498	16.5%
Average containers	9,121	9,130	(0.1%)
____________

(1)	Computed with revenue before fuel surcharge and intersegment transactions

(2)	Computed with revenue before intersegment transactions

(3)	Computed with revenue before fuel surcharge

(4)
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

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Non-GAAP Financial Measures and Reconciliations
The terms "Adjusted Net Income Attributable to Knight-Swift," "Adjusted EPS," and "Adjusted Operating Ratio", as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, and Adjusted Operating Ratio as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, and Adjusted Operating Ratio are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income and Adjusted Operating Ratio (1) (2)

	Quarter Ended March 31,
	2018	2017
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,271,132	$271,182
Total operating expenses	(1,177,388)	(248,544)
Operating income	$93,744	$22,638
Operating ratio	92.6%	91.7%

Non-GAAP Presentation
Total revenue	$1,271,132	$271,182
Fuel surcharge	(146,960)	(26,202)
Revenue before fuel surcharge	1,124,172	244,980

Total operating expenses	1,177,388	248,544
Adjusted for:
Fuel surcharge	(146,960)	(26,202)
Amortization of 2017 Merger intangibles(3)	(10,344)	—
Adjusted Operating Expenses	1,020,084	222,342
Adjusted Operating Income	$104,088	$22,638
Adjusted Operating Ratio	90.7%	90.8%
____________

(1)	Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.

(2)
The reported results do not include the results of operations of Swift and its subsidiaries on and prior to the merger with Knight on September 8, 2017 in accordance with the accounting treatment applicable to the transaction. The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

(3)
"Amortization of 2017 Merger intangibles" specifically reflects the non-cash amortization expense relating to certain intangible assets identified in the 2017 Merger. Certain data necessary to complete the purchase price allocation is open for adjustments during the measurement period, and includes, but is not limited to, finalization of certain identified contingent liabilities and the calculation of deferred taxes based upon the underlying tax basis of assets acquired and liabilities assumed and assessment of other tax-related items. We believe the estimates used are reasonable but are subject to change as additional information becomes available.

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Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted EPS (1) (2)

	Quarter Ended March 31,
	2018	2017
	(Dollars In thousands)
GAAP: Net income attributable to Knight-Swift	$70,364	$14,876
Adjusted for:
Income tax attributable to Knight-Swift	18,975	8,230
Income before income taxes attributable to Knight-Swift	$89,339	$23,106
Amortization of 2017 Merger intangibles (3)	10,344	—
Adjusted income before income taxes	99,683	23,106
Provision for tax expense at effective rate	(21,172)	(8,230)
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift	$78,511	$14,876
Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter Ended March 31,
	2018	2017
GAAP: Earnings per diluted share	$0.39	$0.18
Adjusted for:
Income tax expense attributable to Knight-Swift	0.11	0.10
Income before income taxes attributable to Knight-Swift	0.50	0.28
Amortization of 2017 Merger intangibles (3)	0.06	—
Adjusted income before income taxes	0.56	0.28
Provision for tax expense at effective rate	(0.12)	(0.10)
Non-GAAP: Adjusted EPS	$0.44	$0.18
____________

(1)
Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net income attributable to Knight-Swift to non-GAAP consolidated Adjusted net income attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted EPS.

(2)	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote (2).

(3)	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote (3).

13

Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio (1) (2)

Knight Trucking Segment	Quarter Ended March 31,
	2018	2017
GAAP Presentation	(Dollars in thousands)
Total revenue	$254,968	$218,690
Total operating expenses	(214,170)	(198,430)
Operating income	$40,798	$20,260
Operating ratio	84.0%	90.7%
Non-GAAP Presentation
Total revenue	$254,968	$218,690
Fuel surcharge	(33,274)	(26,202)
Intersegment transactions	(19)	(28)
Revenue before fuel surcharge and intersegment transactions	221,675	192,460
Total operating expenses	214,170	198,430
Adjusted for:
Fuel surcharge	(33,274)	(26,202)
Intersegment transactions	(19)	(28)
Adjusted Operating Expenses	180,877	172,200
Adjusted Operating Income	$40,798	$20,260
Adjusted Operating Ratio	81.6%	89.5%

Knight Logistics Segment	Quarter Ended March 31,
	2018	2017
GAAP Presentation	(Dollars in thousands)
Total revenue	$67,177	$54,188
Total operating expenses	(63,595)	(51,810)
Operating income	$3,582	$2,378
Operating ratio	94.7%	95.6%
Non-GAAP Presentation
Total revenue	$67,177	$54,188
Intersegment transactions	(1,380)	(1,668)
Revenue before intersegment transactions	65,797	52,520
Total operating expenses	63,595	51,810
Adjusted for:
Intersegment transactions	(1,380)	(1,668)
Adjusted Operating Expenses	62,215	50,142
Adjusted Operating Income	$3,582	$2,378
Adjusted Operating Ratio	94.6%	95.5%
____________

(1)	Pursuant to the requirements of Regulation G, these tables reconcile segment GAAP operating ratio to segment non-GAAP Adjusted Operating Ratio.

(2)
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

14

Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio — Continued (1)

Swift Transportation	Quarter Ended March 31, 2018
	Swift Truckload	Swift Dedicated	Swift Refrigerated	Swift Intermodal
GAAP Presentation	(Dollars in thousands)
Total revenue	$429,256	$152,316	$200,824	$104,114
Total operating expenses	(394,447)	(137,114)	(191,382)	(100,278)
Operating Income	$34,809	$15,202	$9,442	$3,836
Operating Ratio	91.9%	90.0%	95.3%	96.3%
Non-GAAP Presentation
Total revenue	$429,256	$152,316	$200,824	$104,114
Fuel surcharge	(57,912)	(17,010)	(20,895)	(15,643)
Revenue before fuel surcharge	371,344	135,306	179,929	88,471

Total operating expenses	394,447	137,114	191,382	100,278
Adjusted for:
Fuel surcharge	(57,912)	(17,010)	(20,895)	(15,643)
Adjusted Operating Expenses	336,535	120,104	170,487	84,635
Adjusted Operating Income	$34,809	$15,202	$9,442	$3,836
Adjusted Operating Ratio	90.6%	88.8%	94.8%	95.7%
____________

(1)	Pursuant to the requirements of Regulation G, these tables reconcile segment GAAP operating ratio to segment non-GAAP Adjusted Operating Ratio.

15